EXHIBIT 3.2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Alfred E. Booth, Jr. and Frank X. McGarvey:

1.	They are the President and the Secretary, respectively of K7 Capital Corporation, a California corporation.

2.	Article I of the articles of incorporation of this corporation is amended to read as follows:

I

“The name of this corporation is COSMETIC GROUP U.S.A., INC.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 438,832. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

May 21, 1993

/s/ Alfred E. Booth, Jr.
Alfred E. Booth, Jr.,
President

/s/ Frank X. McGarvey
Frank X. McGarvey,
Secretary

[COSMETIC GROUP USA LETTERHEAD]

June 3, 1993

State of California
Secretary of State
1230 J Street
Sacramento, CA 95814

RE: COSMETIC GROUP, INC. – PERMISSION OF USE OF SIMILAR CORPORATE NAME

Dear Sir/Madame:

On behalf of Cosmetics Group, Inc., I hereby grant permission to K-7 Capital Corporation to use the corporate name COSMETIC GROUP U.S.A., INC.

Sincerely,

/s/ Alfred E. Booth, Jr.
Alfred E. Booth, Jr.
President,
Cosmetic Group, Inc.

AEB/kb

CERTIFICATE OF OWNERSHIP

Alfred E. Booth, Jr. and Francis X. McGarvey certify that:

1.	They are the president and the secretary, respectively, of COSMETIC GROUP U.S.A., INC., a California corporation.

2.	This corporation owns all the outstanding shares of COSMETIC GROUP, INC., a California corporation.

3.	The board of directors of this corporation duly adopted the following resolution:

RESOLVED, that this corporation merge COSMETIC GROUP, INC., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110 of the California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: 7-1-1993

/s/ Alfred E. Booth, Jr.
Alfred E. Booth, Jr., President

/s/ Francis X. McGarvey
Francis X. McGarvey, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

ALFRED E. BOOTH, JR. and JUDITH E. ZEGARELLI certify that:

1.	They are the president and the secretary of COSMETIC GROUP U.S.A., INC., a California corporation.

2.	Article I of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is Zegarelli Group International, Inc.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 5,830,437. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 9-23-97

/s/ Alfred E. Booth, Jr.
Alfred E. Booth, Jr., President

/s/ Judith E. Zegarelli
Judith E. Zegarelli, Secretary